SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Effective August 21, 2015, Ralph E. Coffman, Jr. resigned as President, Chief Executive Officer and a Director of Poage Bankshares, Inc. (the “Company”) and as Chief Executive Officer and a Director of Town Square Bank (the “Bank”).

In connection with his resignation, on August 21, 2015, the Company, the Bank and Mr. Coffman entered into a separation agreement (the “Agreement”), which includes non-competition, non-solicitation and confidentiality provisions and a full and final release of claims, under which the Bank will pay Mr. Coffman a severance payment of $89,207.84. The Bank also will pay Mr. Coffman’s medical and dental premiums through December 31, 2015. The compensation is paid in exchange for Mr. Coffman’s performance of his obligations under the Agreement and his resignation as an officer and a Director of both the Company and Bank. The foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02(b).

(c)            Effective August 21, 2015, the Company’s Board of Directors appointed Bruce VanHorn (age 60), President of the Bank, to serve as the Company’s President and Chief Executive Officer and the Bank’s Board of Directors appointed him to serve as the Bank’s Chief Executive Officer (in addition to President).

Mr. VanHorn was appointed as Executive Vice President of the Company and President of the Bank in March 2014. He is also a member of the Bank’s Board of Directors, to which he was appointed in December 2014. Previously, he served as President, Chief Executive Officer and Chairman of the Board of the former Town Square Financial Corporation and Town Square Bank, which were acquired by the Company and the Bank, respectively.

Item 8.01	Other Events.

On August 24, 2015, the Company issued a press release announcing Mr. Coffman’s resignation and the appointment of Mr. VanHorn, and other matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Full and Final Waiver, Release and Dismissal of all Claims among Poage Bankshares, Inc., Town Square Bank and Ralph E. Coffman, Jr.

99.1	Press release dated August 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.

DATE: August 25, 2015	By:	/s/ Jane Gilkerson
Jane Gilkerson
Executive Vice President and Chief Financial Officer